Exhibit 99.1

COVENTRY HEALTH CARE, INC. 6720-B ROCKLEDGE DRIVE STE. 700 BETHESDA, MD 20817-1850

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COVENTRY HEALTH CARE, INC.
The Board of Directors recommends you vote FOR proposals 1, 2 and 3.	For	Against	Abstain
1.

Adoption of the Merger Agreement: Proposal to adopt the Agreement and Plan of Merger, dated as of August 19, 2012, as it may be amended from time to time, among Aetna Inc., Jaguar Merger Subsidiary, Inc. and Coventry Health Care, Inc.

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2.

Adjournment of the Coventry Special Meeting: Proposal to approve the adjournment of the Coventry special meeting if necessary to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Coventry special meeting.

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3.

Advisory (Non-Binding) Vote on Golden Parachute Compensation: Proposal to approve on an advisory (non-binding) basis, the “golden parachute” compensation payments that will or may be paid by Coventry to its named executive officers in connection with the merger.

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. ☐ (see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Prospectus are available at www.proxyvote.com.

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COVENTRY HEALTH CARE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [—], 2012

The stockholder(s) hereby appoint(s) Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) each or either of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Coventry Health Care, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [—] (Eastern Time) on [—], 2012 at [—], located at [—] and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, DATED AND RETURNED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) ON THE REVERSE SIDE. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON ALL MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side